Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44204, 333-34648, 33-86930, 33-90392, 33-96620, 33-97490, and 333-132447) and on Form S-8 (Nos. 333-45118, 333-40508, 333-44212, 33-41027, 333-142980, 333-13387, 333-13359, 333-13357, 333-56244, 333-48110, 333-35276, 333-34622, 333-94999, 333-92885, 333-87039, 333-55983, 333-55991, 333-34671, 333-81414, 333-102747, 33-88992, 333-133830, 333-115123, 333-128427, 333-152966 and 333-159174) of our reports dated February 24, 2010 relating to the consolidated financial statements and financial statement schedules of PMC-Sierra Inc. (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Financial Accounting Standards Codification 470-20-65, Debt Topic for the Accounting of Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlements)), and the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of PMC-Sierra Inc. for the year ended December 27, 2009.

/s/ DELOITTE & TOUCHE LLP

Independent Registered Public Accountants

Vancouver, Canada

February 24, 2010